                                                                   Exhibit 10.16

March 2, 2000

Alan Cromarty Houston
Longfield, Staines Road
Wraysbury, Berks, TW 19 5AG
England

By Fax:  44 1784 481785

Dear Alan,

On behalf of Variagenics, I am writing to formally extend you an offer of employment in the position of Vice President, Clinical Development and Chief Medical Officer. I have attached the following documents related to your employment at Variagenics.

o A "Letter Agreement" constituting a formal offer letter and employment agreement.
o     A Summary of Benefits.
o     A "Non Compete and Non Solicitation Agreement".
o     An "Invention and Non-Disclosure Agreement" required of all employees.

Kindly review these documents and indicate your acceptance by signing and returning them to me by fax, with originals following.

Please do not hesitate to contact me with any questions or concerns.

Alan, I look forward to welcoming you onto our team!

Sincerely yours,

Taylor J. Crouch
President and CEO

cc:   Rick Shea, V.P. Finance
      Mary McWeeney, Human Resources

                              TERMS AND CONDITIONS

The following are the terms and conditions of your employment with Variagenics, Inc. (the "Company").

Position

The Company agrees to employ you in the position of Vice President, Clinical Development and Chief Medical Officer. You will be an Officer of the Company and a member of the Executive Committee. You will report to Taylor Crouch, President and CEO. Your primary responsibility will be to oversee and manage the clinical and regulatory activities of the Company. This may include customer projects and collaborations as well as Company sponsored clinical projects.

From time to time, the Company may assign you other duties and responsibilities. As a full time employee of the Company you will be expected to devote your full business time and energies to the business and affairs of the Company. Your performance will be reviewed at least annually and your first performance review will be on January 1, 2001.

Starting Date - Nature of Relationship

It is expected that your employment will commence on or about April 1, 2000. No provision of this letter shall be construed to create an express or implied employment contract for a specific period of time. Either you or the Company may terminate the employment relationship at any time for any reason with or without notice.

Compensation

Your initial gross base salary will be two hundred ten thousand and no/100 (210,000.00) dollars per year. Payroll is currently paid biweekly.

      a. You will be eligible for the Company's bonus plan, which contains provisions for an annual bonus to be based on mutually agreed to milestones and accomplishments. The bonus target for the year 2000 will be $25,000.

      b. As of your start date, you will be granted an Incentive Stock Option entitling you to purchase 100,000 shares of Common Stock of Variagenics, Inc., subject to the approval of the Company's Board of Directors. The exercise price per share will be determined by the date of employment and by the Board of Directors. Your right to exercise these options will vest 12/48 of the amount 12 months after your full-time starting date and 1/48 of the amount vesting monthly thereafter for thirty-six (36) months.

      c. You will be eligible for a sign-on bonus of twenty thousand and no/100 (20,000.00) dollars if you accept this offer no later than Friday, March 24, 2000. The bonus will be payable within your first thirty (30) days of employment.

      d. The Company may from time to time authorize additional cash bonuses and/or additional stock option grants based on your annual performance review, review of team performance or the Company's overall financial condition.

Relocation and Visa

The Company will reimburse you for the closing costs on the sale of your residence in England and on the purchase of a residence in the Boston area. The Company will also reimburse you for transportation of household goods from England to Boston. The company will also reimburse the costs of temporary housing expenses in the Boston area not to exceed $3,000 per month. You will compensate Variagenics 50% of the total relocation costs if you voluntarily leave the Company within the first twelve months of employment.

The Company will assume the expenses, and will make all reasonable efforts to procure a visa that will enable you to be employed by the Company in the United States.

Benefits

As a full-time employee of the Company, you are entitled to receive such benefits as are generally provided its employees in accordance with the policies in effect from time to time. You will accrue vacation at the rate of four (4) weeks per year. As a full-time employee, you may also be reimbursed for company approved activities including attending conferences and workshops. The Company reserves the right to change, add or cease any particular benefit without notice at its sole discretion. During your first week of employment, you will be provided with details on the benefits programs available to you. A summary overview of the benefits is attached.

Confidentiality and Non Compete

The Company considers the protection of its confidential information and proprietary materials to be very important. Therefore, as a condition of your employment, you and the Company will become parties to an "Invention and Non-Disclosure Agreement" substantially in the form of the document attached hereto as Exhibit B. In addition, as a condition of your employment, you and the Company will become parties to a "Non Compete and Non Solicitation Agreement" substantially in the form of the document attached hereto as Exhibit A.

Termination of Employment

Your employment status is at will which means that you or the Company may terminate your employment at any time and for any reason. In the event your employment relationship is terminated for reasons other than for cause, either party must provide six (6) months notice.

Workplace

The Company considers the safety and quality of the workplace to be very important. You are expected to be familiar with, and abide by, the Company's safety policies. You are also expected to contribute to creating a working environment that is both conducive to fostering the business of the Company and in which respect for the rights of all individuals is maintained.

General

      a. This letter, together with fully executed versions of the attached documents will constitute our entire agreement as to your employment by the Company and will supercede any prior agreements or understandings, whether in writing or verbal.

      b. This letter shall be governed by the laws of the Commonwealth of Massachusetts.

This offer of employment will expire on March 24, 2000 unless accepted by you prior to such date. You may accept this offer of employment, and the terms and conditions thereof, by signing this letter, and returning it to the Company within the designated time frame.

WITNESS:

Variagenics, Inc.


By:     /s/ Richard P. Shea                           Date:  3-8-2000
        ---------------------------------                    ------------
        Richard P. Shea
        Vice President, Finance


By:     /s/ Alan C. Houston                                  23 March 2000
        ---------------------------------                    -------------
        Alan Cromarty Houston                                Date

                                    Exhibit A
                   Non Compete and Non Solicitation Agreement

This Agreement becomes an integral part of the Employee Terms and Conditions signed on __________ 2000.

             (a) During the Employment Period (and for a period of six months after the termination or expiration thereof), the Employee will not directly or indirectly:

                  (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than three percent (3%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling clinical and/or commercial stage pharmacogenomics products of the kind or type developed or being developed, produced, marketed or sold by the Company (collectively, "Competing Activity").

             (b) During the Employment Period (and for a period of one year after the termination or expiration thereof), the Employee will not directly or indirectly:

                  (i) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

                  (ii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.


             (c) If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

             (d) The restrictions contained in this Section are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

                             ACCEPTED


                             /s/ Richard P. Shea              3-8-2000
                             ----------------------------     --------
                             VARIAGENICS, INC.                Date


                             /s/ Alan C. Houston              23 March 2000
                             ----------------------------     -------------
                             Alan Cromarty Houston            Date

                                VARIAGENICS, INC.

                                    Exhibit B

                     INVENTION AND NON-DISCLOSURE AGREEMENT

This agreement is made between VARIAGENICS, INC., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the "Company"), and Alan Cromarty Houston (the "Employee"). In consideration of the employment or the continued employment of the Employee by the Company, the Company and the Employee agree as follows:

1.    Proprietary Information

(a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company) without written approval by an officer of the Company, either during or after his/her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

(b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (1) a request by the Company or (2) termination of his/her employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

(c) The Employee agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above and his/her obligation to return materials and tangible property, set forth in paragraph (b) above also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

2.    Developments

(a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software and works of authorship whether patentable or not, which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

(b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 2(b) shall be interpreted not to apply to any inventions which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

(c) The Employee agrees to cooperate fully with the Company, both during and after his/her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney in fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his/her agent and attorney in fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

3.    Other Agreements

      The Employee hereby represents that, except as the Employee has disclosed in Exhibit 1 to this Agreement or in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company or to refrain from competing directly or indirectly, with the business of such previous employer or any other party, or which would restrict his/her ability to accept employment or perform work for the Company. The Employee further represents that his/her performance of all terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his/her employment with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

4.    United States Government Obligations

      The Employee acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

5.    Employment Status

      The Employee understands that this Agreement does not constitute a contract of employment and does not imply that his/her employment will continue for any period of time.

6.    Miscellaneous

(a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceablility of any other provision of this Agreement.

(b) This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/her duties, salary or compensation after signing of this Agreement shall not affect the validity or the scope of this Agreement.

(c) This Agreement will be binding upon the Employee's heirs, executors, and administrators and will inure to the benefit of the Company and its successors and assigns.

(d) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any occasion.

(e) The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

(f) The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

(g) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

            THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ
             THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE
                          PROVISIONS IN THIS AGREEMENT.

WITNESS:

Variagenics, Inc.


Date: 3-8-2000               By: /s/ Richard P. Shea
      --------------             ---------------------------------
                                     Richard P. Shea
                                     Vice President, Finance

By Employee:


Date: 23 March 2000          By: /s/ Alan C. Houston
      --------------            ----------------------------------
                                     Alan Cromarty Houston

                                VARIAGENICS, INC.

                                    EXHIBIT 1

                     INVENTION AND NON-DISCLOSURE AGREEMENT

                                Other Agreements

Pursuant to section 3 of this Agreement, the following is a list of pertinent agreements between the Employee and previous employers or other parties:

                             |_| None

                             |_| As shown below (please list)

By Variagenics, Inc.:                       By Employee:


/s/ Richard P. Shea                 /s/ Alan C. Houston
- --------------------------          ------------------------------
Richard P. Shea                     Alan Cromarty Houston


Dated: 3-8-2000                     Dated: 23rd March 2000
       ---------                           ---------------